Exhibit 10.1
Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicated where redactions have been made.
Omnibus Amendment
and Consent
(Ferguson Receivables, LLC)
This Omnibus Amendment and Consent (this “Amendment”) is entered into by the undersigned parties as of March 13, 2026, and amends the Receivables Purchase Agreement dated as of July 31, 2013, as previously amended, supplemented or modified prior to the date hereof (the “Existing Receivables Purchase Agreement”; as amended by this Amendment, the “Receivables Purchase Agreement”), among FERGUSON RECEIVABLES, LLC, a Delaware limited liability company (the “Seller”), FERGUSON ENTERPRISES, LLC (formerly Ferguson Enterprises, Inc., “Ferguson”), a Virginia limited liability company (the “Servicer”), the Originators party thereto from time to time, the Conduit Purchasers listed on Schedule I thereto from time to time, the Committed Purchasers listed on Schedule I thereto from time to time, the LC Banks listed on Schedule III thereto from time to time, the Facility Agents listed on Schedule I thereto from time to time, ROYAL BANK OF CANADA, as the administrative agent (in such capacity, the “Administrative Agent”) and FERGUSON ENTERPRISES INC. (successor to Ferguson plc, formerly Wolseley plc), a Delaware corporation (the “Parent”) and the Purchase and Contribution Agreement dated as of July 31, 2013, as previously amended, supplemented or modified prior to the date hereof (the “Existing Purchase and Contribution Agreement”; as amended by this Amendment, the “Purchase and Contribution Agreement”), among the Seller, Ferguson and the other Originators. This Amendment is also executed by BNP Paribas (“BNP”), and Starbird Funding Corporation (the “Terminating Conduit Purchaser”), solely for the purpose of acknowledging termination of their respective roles under the Existing Receivables Purchase Agreement.
Preliminary Statements
    (1)    BNP, in its capacity as Facility Agent for the BNP Purchase Group, has notified the other parties to the Existing Receivables Purchase Agreement that the BNP Purchase Group desires to terminate its members’ roles in the Existing Receivables Purchase Agreement, and the other parties to the Existing Receivables Purchase Agreement are willing to agree to such termination and its consequences, all as provided herein; and
(2)     Ferguson has notified the Seller, the Administrative Agent, and the Facility Agents that S.G. Torrice, LLC (“SGT”) no longer has external accounts receivable and related rights and interests on its books and will not originate additional external accounts receivable and related rights and interests. The parties therefore desire to remove SGT as an Originator under the Purchase and Contribution Agreement and as a party to the Receivables Purchase Agreement.
    (3)    The Seller and Ferguson have requested the right to deem certain Receivables reconveyed as “Reassigned Receivables” (as defined in Section 2.01A of the Receivables

Purchase Agreement) if the Servicer believes that legal action against the Obligor of that Receivable will maximize recovery on that Receivable, and the Facility Agents are willing to consent to that request.
    (4)    The parties hereto desire to amend (a) the Existing Receivables Purchase Agreement to (i) terminate the BNP Purchase Group’s (and each of its members’) rights and obligations under the Existing Receivables Purchase Agreement, (ii) reduce the Maximum Net Investment, (iii) change the Purchase Group Percentages of the remaining Purchase Groups, (iv) terminate SGT as an Originator party thereto, (v) provide for the deemed reconveyance of certain Receivables and (vi) reflect changes in Schedule II – Schedule of Depositary Banks, Accounts and Lockboxes and (b) the Existing Purchase and Contribution Agreement to (i) terminate SGT as an Originator thereunder, (ii) provide for the deemed reconveyance to an Originator of certain Receivables, (iii) reflect changes in Schedule III– Schedule of Depositary Banks, Accounts and Lockboxes and (iv) make a certain conforming change.
Therefore, the parties hereto agree as follows:

Defined Terms; References. Unless otherwise defined in this Amendment or set forth herein, each capitalized term used but not otherwise defined herein has the meaning given such term in the Receivables Purchase Agreement, as amended by this Amendment. The Receivables Purchase Agreement and the Purchase and Contribution Agreement are sometimes collectively referred to herein as the “Amendment Documents”. Unless the context of this Amendment otherwise clearly requires, references to the plural include the singular, references to the part include the whole and the words “include”, “including” and “includes” shall be deemed to be followed by “without limitation”. Each reference to “hereof”, “hereunder”, “herein” and “hereby”, and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. All references to an Amendment Document in any other document or instrument shall be deemed to mean the applicable Amendment Document, as amended by this Amendment. This Amendment shall not constitute a novation of either Amendment Document, but shall constitute an amendment to each of them. The parties hereto agree to be bound by the terms and obligations of the Amendment, as amended by this Amendment, as though the terms and obligations of each Agreement were set forth herein.
I.    Termination and Release of BNP Purchase Group; Reduction of Maximum Net Investment; Changes in Purchase Group Percentages
1.1    On the Amendment Effective Date (as defined in Section 6.1 below), upon receipt by BNP, on its own behalf and on behalf of the Terminating Conduit Purchaser, of the termination payments specified in the flow of funds prepared by the Administrative Agent attached as Annex A, BNP and the Terminating Conduit Purchaser shall relinquish all of their respective rights under, and with respect to, the Existing Receivables Purchase Agreement and the other Transaction Documents and shall be released by the Seller and the Servicer from their respective obligations thereunder. By executing this Amendment, each member of the BNP Purchase Group acknowledges that its Aggregate Unpaids have been paid in full and that its rights and obligations under, and with respect to, the Existing Receivables Purchase Agreement and other Transaction Documents are terminated.
1.2    In connection with the termination of the rights and obligations of the BNP Purchase Group provided in preceding clause (a), the other parties hereto agree to (i) the reduction of the Maximum Net Investment to $900,000,000 and (ii) change the Purchase Group Percentages of the remaining Purchase Groups as set forth on Schedule I hereto, which Schedule I shall be deemed to revise and replace Schedule I to the Existing Receivables Purchase Agreement.
1.3    The parties hereto (other than BNP and the Terminating Conduit Purchaser) agree that on the Amendment Effective Date, (i) the new Maximum Net Investment shall be $900,000,000, and (ii) new Purchase Group Percentages resulting from the termination and release of the BNP Purchase Group above shall be specified on revised Schedule I hereto.
1.4    BNP shall pay to the Seller [***], which is the unearned portion of the Upfront Fee previously paid by the Seller to BNP. On the Amendment Effective Date, the Seller shall pay each Facility Agent an Upfront Fee equal to [***] on the amount by which its related Purchase Group Maximum Investment is increased.
1.5    Upon receipt by the Seller of the fee specified in Section 1.4, on the Amendment Effective Date, by execution of this Amendment, each of the Seller and the Servicer acknowledges that all members of the BNP Purchase Group are released from their respective obligations and liabilities under the Existing Receivables Purchase Agreement and the other Transaction Documents.
II.    Removal of SGT as Originator
2.1    Effective as of the Amendment Effective Date (defined below), the Purchase and Contribution Agreement is amended to remove S.G. Torrice, LLC as an Originator party to the Purchase and Contribution Agreement. From and after the Amendment Effective Date, (i) SGT shall be released from all of its obligations and liabilities under the Purchase and Contribution Agreement and (ii) the Seller shall be released from all of its obligations and liabilities to and with respect to SGT under the Purchase and Contribution Agreement.
2.2    The Administrative Agent and the Seller hereby authorize the filing of, and shall, at the expense of the Servicer, promptly on and after the Amendment Effective Date, provide such UCC-3 amendments and terminations as the Servicer or SGT may reasonably request in order the release the interests of the Purchasers, the Facility Agents and the Administrative Agent in receivables originated by SGT evidenced by the UCC-1 financing statement filed against SGT naming the Administrative Agent as assignee secured party.

III.    Amendments to Receivables Purchase Agreement
Effective as of the Amendment Effective Date (as defined in Section 6.1 below), the Receivables Purchase Agreement is amended as follows:
3.1    Amendments of Definition of Maximum Net Investment. To reflect the amendment in Section 1(b) of this Amendment, the first sentence of the definition of “Maximum Net Investment” in Section 1.01 of the Receivables Purchase Agreement is hereby amended to read as follows:
“Maximum Net Investment” shall mean $900,000,000, unless such amount shall be reduced as provided in Section 2.15 or the next sentence or following the termination of a Purchase Group pursuant to Section 11.08 hereof or increased as provided in Section 2.16.
3.2    Addition of Reconveyance of Receivables for Legal Action. Section 2.01A of the Receivables Purchase Agreement is hereby amended to allow for the reconveyance of certain Receivables and reads as follows:
    Section 2.01A.Certain Reconveyances. (a)    If the Servicer determines in its reasonable judgment that (i) the filing of a mechanics lien or the making of a claim on a payment bond is necessary or advisable in order to collect a Receivable that is due from an Obligor, (ii) it desires to recover any sales or similar tax paid with respect to a Receivable, or (iii) legal action against an Obligor of a Receivable is necessary or desirable in order to collect on such Receivable, the Servicer shall prepare the necessary documentation for filing and pursuing such lien claim, tax refund or legal action for, and on behalf of, the applicable Originator which originated such Receivable. Immediately prior to the execution of such documentation, and without any further action hereunder (unless notice is required pursuant to subsection (b) of this Section 2.01A), the Administrative Agent (on behalf of the Facility Agents and their respective Purchase Groups) shall be deemed to have sold and assigned to the Seller and released its security interest in each such Receivable (each such Receivable, a “Reassigned Receivable”) and pursuant to the Purchase and Contribution Agreement, the Seller shall be deemed to have simultaneously sold all of its right, title and interest in each such Receivable to the applicable Originator. The purchase price paid by the applicable Originator for each sale of a Reassigned Receivable under the Purchase and Contribution Agreement shall be in the form of the Seller’s retention of a Participation Interest in such Reassigned Receivable, which shall entitle the Seller to receive from such Originator (by deposit into any Blocked Account) all Collections subsequently received with respect to such Reassigned Receivable, but only to the extent actually received. Upon each reconveyance of a Reassigned Receivable pursuant to this Section, the Administrative Agent shall receive a security interest in the Participation Interest relating to such Reassigned Receivable and in any security interest obtained by the Seller in such Reassigned Receivable. In the Monthly Report for the last Calculation Period in each calendar quarter, the Servicer shall report the aggregate Outstanding Balance of Reassigned Receivables (in each case determined as of the date of reconveyance) for (i) such Calculation Period and the two (2) preceding Calculation Periods in such calendar quarter and (ii) for the related Lookback Period. In the event that a Monthly Report indicates that the aggregate Outstanding Balance of Reassigned Receivables reconveyed under this Section 2.01A during the related Lookback Period exceeded 1% of the aggregate Outstanding Balance of the Receivables generated during such Lookback Period, then no further reconveyances of Receivables shall be permitted under this Section 2.01A until a Monthly Report reporting Reassigned Receivables pursuant to this Section demonstrates that the aggregate Outstanding Balance of Reassigned Receivables over the related Lookback Period reflected on such Monthly Report is less than 1% of the aggregate Outstanding Balance of Receivables generated during such Lookback Period.
        (b) If, on any day, the Servicer determines to effect a reconveyance of Receivables pursuant to this Section 2.01A, and the Outstanding Balance of Receivables proposed to be reconveyed on such day would exceed $10,000,000, the Servicer will not effect such reconveyance until it has notified the Administrative Agent and the Facility Agents of such proposed reconveyance and of the Outstanding Balance of Receivables proposed to be reconveyed.
3.3    Amendment of Schedule II – Schedule of Depositary Bank, Accounts and Lockboxes. To reflect the addition of a new Account and Lockbox, as to which the Servicer previously provided notice in accordance with Section 4.10 of the Receivables Purchase Agreement, Schedule II to the Receivables Purchase Agreement is hereby amended to read as provided in revised Schedule II to this Amendment.
IV.    Amendments to Purchase and Contribution Agreement
Effective as of the Amendment Effective Date (as defined in Section 6.1 below), the Purchase and Contribution Agreement is amended as follows:
4.1    Amendment of Definition. The definition of “Permitted Liens” in Section 1.01 of the Purchase and Contribution Agreement is hereby amended to read as follows:
    “Permitted Liens” shall mean, on any day, any Liens (i) securing the obligations of any Originator in connection with inventory financing and (ii) of a consignor in its consigned goods (and proceeds thereof) in the ordinary course of business, which in the aggregate for all Originators of clauses (i) and (ii) do not exceed 0.25% of the aggregate Outstanding Balance of Receivables on such day.

4.2    Addition of Reconveyance of Receivables for Legal Action. Section 2.01A of the Purchas and Contribution Agreement is thereby amended to allow for the reconveyance of certain Receivables and reads as follows:
        Section 2.01A    Certain Reconveyances.     If Ferguson, as Servicer of the Receivables under the Receivables Purchase Agreement, determines in its reasonable judgment that (i) the filing of a mechanics lien or the making of a claim on a payment bond is necessary or advisable in order to collect a Receivable that is due from an Obligor, (ii) it desires to recover any sales or similar tax paid with respect to a Receivable, or (iii) legal action against an Obligor of a Receivable is necessary or desirable in order to collect on such Receivable, Ferguson shall notify the Purchaser and the Originator which originated such Receivable and shall prepare the necessary documentation for filing and pursuing such lien, claim, tax refund or legal action for, and on behalf of, such Originator. Immediately prior to the execution of such documentation, and without any further action hereunder, the Purchaser shall be deemed to have sold all of its right, title and interest in and to such Receivable to such Originator (immediately following the Purchaser’s purchase thereof from the Administrative Agent pursuant to the Receivables Purchase Agreement) (each such Receivable, a “Reassigned Receivable”) and such Originator shall be deemed to have repurchased such Receivable for a purchase price equal to a Participation Interest in such Reassigned Receivable (which such Originator shall be deemed to have sold), which shall entitle the Purchaser to receive from such Originator (by deposit into the Concentration Account or other Account subject to a Blocked Account Agreement) all Collections subsequently received with respect to such Reassigned Receivable, but only to the extent actually received. Notwithstanding the foregoing, no further reconveyances of Receivables by the Purchaser to any Originator shall be permitted during any period when Receivables are not permitted to be reassigned under Section 2.01A of the Receivables Purchase Agreement.
4.3    Amendment of Schedule III – Schedule of Depositary Bank, Accounts and Lockboxes. To reflect the addition of a new Account and Lockbox, as to which Ferguson previously provided notice in accordance with Section 6.02 of the Purchase and Contribution Agreement, Schedule III to the Purchase and Contribution Agreement is hereby amended to read as provided in revised Schedule III to this Amendment.
V.    Representations and Warranties
5.1    In order to induce the Facility Agents, the Purchasers and the Administrative Agent to execute, deliver and perform this Amendment, each of the Ferguson Parties, as to itself (and, if so specified, its Subsidiaries) hereby represents and warrants to the other parties to this Amendment as of the Amendment Effective Date that:
    (a)    prior to and after giving effect to this Amendment, the representations and warranties of such Person (other than those representations and warranties that were made only on and as of a specified date and then as of such specified date) set forth in the Receivables Purchase Agreement and the Purchase and Contribution Agreement are true and correct in all material respects;
    (b)    this Amendment has been duly authorized, executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person enforceable in accordance with its terms (subject to usual and customary bankruptcy exceptions); and
    (c)    prior to and immediately after giving effect to this Amendment, no Termination Event or Potential Termination Event exists on and as of the date hereof.
VI.    Conditions To Effectiveness
6.1    The effectiveness of this Amendment shall occur on the date (the “Amendment Effective Date”) when (a) the Administrative Agent and the Facility Agents shall have received (i) duly executed counterparts of this Amendment from each party hereto and (ii) all necessary credit approvals of their respective Purchase Groups and (b) each Facility Agent shall have received its Upfront Fee as specified in Section 1(d) above.
VII.     Affirmation Of Ratification
7.1    The Parent hereby (a) agrees and acknowledges that the execution, delivery, and performance of this Amendment shall not in any way release, diminish, impair, reduce, or, except as expressly stated herein, otherwise affect its obligations under the Transaction Documents to which it is a party, which Transactions Documents shall remain in full force and effect, (b) ratifies and affirms its obligations under the Receivables Purchase Agreement as amended hereby and the other Transaction Documents to which it is a party, and (c) acknowledges, renews and extends its continued liability under the Receivables Purchase Agreement as amended hereby and the other Transaction Documents to which it is a party.
VIII.    Miscellaneous
8.1    Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. Except as expressly amended hereby, the Receivables Purchase Agreement and the Purchase and Contribution Agreement remain in full force and effect in accordance with their respective terms and this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Receivables Purchase Agreement or the Purchase and Contribution Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

8.2     This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Section 11.17 (Governing Law; Submission to Jurisdiction) of the Receivables Purchase Agreement are hereby incorporated by reference.
8.3    This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by emailed pdf, facsimile transmission or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The parties acknowledge and agree that they may execute this Amendment and any Transaction Document and any variation or amendment to the same, by electronic instrument. The parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment and any Transaction Document shall have the same validity and legal effect as the use of a signature affixed by hand (to the extent permitted by applicable law) and is made with the intention of authenticating this Amendment and any such Transaction Document, as applicable and evidencing the parties’ intention to be bound by the terms and conditions contained herein and therein. For the purposes of using an electronic signature, the parties authorize each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.
[Remainder of Page Left Intentionally Blank; Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

FERGUSON RECEIVABLES, LLC, as Seller

By:	/s/ Brenda L. Crowder
Name: Brenda L. Crowder
Title: Treasurer

FERGUSON ENTERPRISES, LLC, as an
Originator and Servicer

By:	/s/ Brenda L. Crowder
Name: Brenda L. Crowder
Title: Assistant Treasurer

ENERGY & PROCESS CORPORATION, as an
Originator

By:	/s/ Brenda L. Crowder
Name: Brenda L. Crowder
Title: Assistant Treasurer

FERGUSON FIRE DESIGN, LLC, as an
Originator

By:	/s/ Brenda L. Crowder
Name: Brenda L. Crowder
Title: Assistant Treasurer

[Signature Page to Omnibus Amendment March 2026
(Ferguson Receivables, LLC)]

FERGUSON FIRE & FABRICATION, INC., as an Originator

By:	/s/ Brenda L. Crowder
Name: Brenda L. Crowder
Title: Assistant Treasurer

S.G. TORRICE, LLC, as the removed
Originator

By:	/s/ Brenda L. Crowder
Name: Brenda L. Crowder
Title: Assistant Treasurer

[Signature Page to Omnibus Amendment March 2026
(Ferguson Receivables, LLC)]

FERGUSON ENTERPRISES INC., as Parent

By:	/s/ Shaun McElhannon
Name: Shaun McElhannon
Title: Treasurer

[Signature Page to Omnibus Amendment March 2026
(Ferguson Receivables, LLC)]

ROYAL BANK OF CANADA, as a
Committed Purchaser, a Facility Agent and Administrative Agent

By:	/s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

By:	/s/ Kimberly L. Wagner
Name: Kimberly L. Wagner
Title: Authorized Signatory

THUNDER BAY FUNDING, LLC, as a
Conduit Purchaser

By: Royal Bank of Canada, is Attorney-in-Fact

By:	/s/ Veronica L. Gallagher
Name: Veronica L. Gallagher
Title: Authorized Signatory

[Signature Page to Omnibus Amendment March 2026
(Ferguson Receivables, LLC)]

TRUIST BANK, as a
Committed Purchaser and a Facility Agent

By:	/s/ Anthony Ballard
Name: Anthony Ballard
Title: Vice President

[Signature Page to Omnibus Amendment March 2026
(Ferguson Receivables, LLC)]

SUMITOMO MITSUI BANKING CORPORATION, as a Committed Purchaser
and a Facility Agent

By:	/s/ Jun Ashley
Name: Jun Ashley
Title: Director

[Signature Page to Omnibus Amendment March 2026
(Ferguson Receivables, LLC)]

Solely for the purpose of Acknowledging Termination of their Rights and Obligations under the Receivables Purchase Agreement and the effect thereunder:

STARBIRD FUNDING CORPORATION

By:	/s/ Damian A. Perez
Name: Damian A. Perez
Title: Vice President

BNP PARIBAS

By:	/s/ Carl Spalding
Name: Carl Spalding
Title: Managing Director

By:	/s/ Jeffrey Orr
Name: Jeffrey Orr
Title: Managing Director

[[Signature Page to Omnibus Amendment March 2026
(Ferguson Receivables, LLC)]

ANNEX A - FLOW OF FUND

Schedule II to Receivables Purchase Agreement (Revised)
Schedule III to Purchase and Contribution Agreement (Revised)

Schedule of
Depositary Banks,
Accounts and
Lockboxes
(As of March 13, 2026)

Revised Schedule I
to
Receivables Purchase Agreement

(As of March 13, 2026)